SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): January 28, 1999




                                THE PANTRY, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                          33-72574             56-1574463
(State or other jurisdiction        (Commission File No.)    (I.R.S. Employer
      of incorporation)                                  Identification Number)



        1801 Douglas Drive, P.O. Box 1410, Sanford, North Carolina 27330
                    (Address of principal executive offices)


                                 (919) 774-6700
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

            On January 28, 1999, The Pantry, Inc. (the "Company") acquired 100% of the outstanding capital stock of Miller Enterprises, Inc. ("Miller"), and certain other real estate assets of certain affiliates of Miller (the "Acquisition"). Miller is a leading operator of convenience stores operating one hundred twenty-one (121) stores under the name "Handy Way" and located primarily in central Florida. The purchase price was $82,000,000 in cash plus certain working capital and other adjustments. The Company intends to continue to operate the assets of Miller as they have historically been operated. The source of funds for the Acquisition was the Amended Credit Facility (as defined below) and cash on hand.

ITEM 5. OTHER EVENTS.

            On January 28, 1999, the Company entered into an Amended and Restated Credit Facility (the "Amended Credit Facility") among the Company, the financial institutions listed therein (collectively, the "Lenders"), First Union National Bank ("First Union"), as administrative agent, and Canadian Imperial Bank of Commerce ("CIBC"), as syndication agent for the Lenders. The Amended Credit Facility consists of (i) a $45,000,000 revolving credit facility available for working capital financing, general corporate purposes and issuing commercial and standby letters of credit (the "Revolving Credit Facility"); (ii) a $50,000,000 acquisition facility available to finance acquisitions of related businesses (the "Acquisition Facility"); and (iii) a term loan facility with outstanding borrowings of $240,000,000 (the "Term Loan Facility").

            Also on January 28, 1999, the Company used funds available under the Term Loan Facility and a $5,000,000 initial draw under the Revolving Credit Facility, along with cash on hand, to (i) refinance a total of $85,000,000 outstanding under the Acquisition Facility; (ii) refinance $9,000,000 outstanding loans under the Revolving Credit Facility, (iii) redeem its outstanding 12.0% senior unsecured notes in the aggregate principal amount of $49,000,000 and (iv) pay related transaction costs.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

            (a)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  The audited financial statements of Miller as of and for the twelve-month periods ended March 27, 1996, April 2, 1997 and April 1, 1998, and the Notes thereto, and the unaudited financial statements as of and for the six-month periods ended December 31, 1997 and December 30, 1998, and the Notes thereto, will be provided by amendment within 60 days from the date of this report.

            (b)   PRO FORMA FINANCIAL INFORMATION.

                  Unaudited pro forma financial statements of the Company and Miller for the year ended September 24, 1998, and as of and for the three-month period ended December 24, 1998, will be provided by amendment within 60 days from the date of this report. The unaudited pro forma statement of operations for the year ended September 24, 1998, will include the Company's statement of operations for the year ended September 24, 1998 and Miller's statement of operations for the twelve-month period ended September 30, 1998. The unaudited pro forma financial statements for the latest interim period will include the financial statements of the Company as of and for the three-month period ended December 24, 1998 and Miller as of and for the three-month period ended December 30, 1998.

            (c)   EXHIBITS.

                  Exhibit No. Description of Exhibit

                  2.1 Purchase Agreement dated November 30, 1998 among Lil Champ Food Stores, Inc. and the Selling Shareholders of Miller: Thomas A. Miller, Joseph
                              E. Miller, The Miller Investments Trust U/A dated October 11, 1995 and The George C. Miller, Jr. Estate

                              Trust U/A dated June 30, 1989, and Miller Brothers and Circle Investments, Ltd. and Miller (asterisks located within the exhibit denote information which has been deleted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission)

                  2.2 List of Exhibits and Schedules omitted from the Purchase Agreement referenced in Exhibit 2.1 hereof

                  10.1 Amended and Restated Credit Agreement dated as of January 28, 1999 among the Company, the Lenders, First Union, as administrative agent, and CIBC, as syndication agent for the Lenders

                  23.1*       Consent of Arthur Andersen LLP

                  -------------------------
                  *     To be filed by amendment.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Date: February 8, 1999

                              THE PANTRY, INC.


                              By:         /s/ William T. Flyg
                                  --------------------------------------
                                    William T. Flyg
                                    Senior Vice President Finance and Secretary

                                  EXHIBIT INDEX

Exhibit No.       Description of Exhibit
-----------       ----------------------

2.1 Purchase Agreement dated November 30, 1998 among Lil Champ Food Stores, Inc. and the Selling Shareholders of Miller:
                  Thomas A. Miller, Joseph E. Miller, The Miller Investments Trust U/A dated October 11, 1995 and The George C. Miller, Jr. Estate Trust U/A dated June 30, 1989, and Miller Brothers and Circle Investments, Ltd. and Miller (asterisks located within the exhibit denote information which has been deleted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission)

2.2 List of Exhibits and Schedules omitted from the Purchase Agreement referenced in Exhibit 2.1 hereof

10.1 Amended and Restated Credit Agreement dated as of January 28, 1999 among the Company, the Lenders, First Union, as administrative agent, and CIBC, as syndication agent for the Lenders

23.1*             Consent of Arthur Andersen LLP

-------------------------
*     To be filed by amendment.